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Exhibit 99.1

BUSINESS DEVELOPMENT
AND
INTELLECTUAL PROPERTY RIGHTS
AGREEMENT

        This business development and intellectual property rights agreement ("Agreement") is entered into effective January 2, 2003 (the "Effective Date"), by and among KFx Inc., a Delaware corporation whose business address is 3300 East First Avenue, Suite 290, Denver, Colorado 80206, United States of America ("KFx"), and Lurgi South Africa (Pty) Limited, a company duly incorporated in accordance with the laws of South Africa, whose business address is 2 Winchester Road, Parktown, South Africa ("LSA"). KFx and LSA are collectively referred to herein as "Parties," and sometimes, individually, as a "Party."

RECITALS

        KFx possesses, or has access to, patents to a coal beneficiation technology, defined herein as the K-Fuel Technology, which have been exclusively licensed (the "License") to K-Fuel, LLC, a Delaware limited liability company ("K-Fuel, LLC").

        LSA has certain engineering and design expertise in the field of coal handling and coal gasification defined herein as the Lurgi Expertise, and owns and/or has access to certain specifically applicable technology defined herein as the Sasol/Lurgi Technology, that may be applicable to the K-Fuel Technology (collectively, the Lurgi Expertise and the Sasol/Lurgi Technology is defined herein as the Lurgi Technical Information).

        The Parties desire to enter into this Agreement to (i) employ the K-Fuel Technology and the Lurgi Technical Information in a Business Development Arrangement; (ii) provide for compensation to each party for their respective contribution to the Business Development Arrangement; and (iii) define each Party's ownership rights in any patents that might be developed from the Business Development Arrangement.

ARTICLE I
DEFINITIONS

        The definitions of the capitalized defined terms used in this Agreement, including the Schedules hereto, and not elsewhere defined herein, shall have the following meanings:

        1.1.  Commercial Project. Commercial Project means a project involving the construction of a plant or facility to produce products in accordance with (i) above on a commercial basis.

        1.2.  Contract Value. Contract Value means the price charged at cost for equipment designed and proprietary to Sasol Lurgi Technology (Pty) Limited and procured by LSA, as negotiated in a separate equipment procurement contract for a specific Commercial Project.

        1.3.  K-Fuel Process. K-Fuel Process means the method of upgrading coal or other carbonaceous materials by using the K-Fuel Technology.

        1.4.  K-Fuel Products. K-Fuel Products means any fuel products produced using the K-Fuel Technology.

        1.5.  K-Fuel Technology. K-Fuel Technology means the technology embodied in the U.S. Patents owned by or licensed to KFx and any new patents or patent applications that include the use of heat and pressure within the limits of such patents to upgrade coal and other carbonaceous materials, and the foreign counterparts of such patents or patent applications ("K-Fuel Patents").

        1.6   Lurgi Expertise. Lurgi Expertise means engineering and design expertise and experience in the field of coal handling and coal gasification.

        1.7   Lurgi Technical Information. Lurgi Technical Information means the Lurgi Expertise and the Sasol/Lurgi Technology.

        1.8   Process and Performance Guarantees. Process and Performance Guarantees means process and performance guarantees separately negotiated for each Commercial Project. It is the Parties' intention that the process and performance guarantees for the second and subsequent Commercial Projects shall be more stringent and compensated for by a higher fee.

        1.9   Project Entities. Project Entities means entities organized by LSA or KFx to own and operate a Commercial Project.

        1.10 Sasol/Lurgi Technology. Sasol/Lurgi Technology means the technology owned by LSA and/or Sasol-Lurgi Technology Company (Pty) Ltd separately and/or collectively and/or may be embodied in the patents owned by either of them, and any new patents or patent applications that, within the limits of such patents, include lock hoppers, pressure drying vessels, internal heat exchangers, external heat exchangers, coal distributors, moving grates, depressurization and expansion systems, hydraulic systems, and electrical, instrumentation control and other ancillary systems specifically related to such components, and the foreign counterparts of such patents or patent applications ("Sasol/Lurgi Patents").

ARTICLE II
BUSINESS DEVELOPMENT ARRANGEMENT

        2.1.  Business Purpose. The Parties intend to adapt the Lurgi Technical Information to the K-Fuel Technology, specifically by using the Lurgi Technical Information in the design and construction of Commercial Projects in a manner that will reduce capital costs and improve operating efficiency. It is expressly understood by the Parties that each Commercial Project must obtain a license to the K-Fuel Technology from K-Fuel, LLC and to the Sasol-Lurgi Technology, from LSA.

        2.2.  LSA Contributions. LSA will perform engineering services, price estimation and services required to procure, engineer and deliver equipment for the Commercial Projects that have been licensed to use the K-Fuel Technology. Such equipment and services include, but are not limited to, lock hoppers, pressure drying vessels, internal heat exchangers, coal distributors, moving grates, depressurization and expansion systems, hydraulic systems, and electrical, instrumentation control and other ancillary systems specifically related to such components that lie within the LSA field of expertise. Services and/or equipment will be provided by LSA only pursuant to written contracts with a Project Entity, which written contracts shall specifically define the Contract Value. Ownership of all work, designs, engineering services, calculations, drawings, diagrams, documentation, manuals, data books, equipment and instrumentation supplied by LSA, shall remain vested in LSA until KFx. has paid all amounts due, in this regard. KFx will endeavor to notify LSA regarding all applicable local, state and federal laws and regulations pertaining to the Commercial Projects contemplated herein. KFx will endeavor to inform LSA of any changes to such laws when changes occur.

        2.3.  LSA Option. LSA will have the first option to provide equipment for Commercial Projects in which KFx or its affiliates have an equity interest. In the event LSA is unable to furnish equipment at a competitive price or if it is unable to perform the required work, its contributions will be limited to providing related engineering and procurement services only. KFx will endeavor to require, through K-Fuel, LLC, a similar option for Commercial Projects in which KFx or its affiliates do not have an equity interest.

        2.4.  KFx Contributions. KFx will develop Commercial Projects through the issuance of licenses to use the K-Fuel Technology to Project Entities, either by assisting in the creation of Project Entities in which it owns an interest, or by endeavoring to cause K-Fuel, LLC to grant licenses to Project Entities controlled by LSA or KFx. Where appropriate, KFx will also arrange for the necessary funding for Project Entities.

ARTICLE III
TECHNOLOGY OWNERSHIP

        3.1   Ownership. Each Party possesses, or has access to, patented and proprietary technologies in their respective fields of expertise. It is the intent of the Parties that any new inventions that may arise or be developed as a result of the Business Development Arrangement be assigned to the Party with whose technology the invention is most closely aligned. For avoidance of doubt, any invention that includes the beneficiation of coal, lignite or other carbonaceous materials ("New K-Fuel Technology") shall be assigned to KFx. All other inventions within the scope of the Lurgi Expertise, Lurgi Technical Information and/or Sasol/Lurgi Patents shall be deemed New Sasol/Lurgi Technology ("New Sasol/Lurgi Technology") and shall be assigned to LSA.

        3.2.  LSA Rights. KFx agrees to use its best efforts to cause K-Fuel, LLC to license such New K-Fuel Technology resulting from the Business Development Arrangement to LSA on a worldwide basis for use in applications of the Lurgi Technical Information that do not include the temperature and pressure ranges of the K-Fuel Patents.

        3.3   KFx Rights. LSA agrees to license to KFx existing Sasol/Lurgi Technology. LSA will use its best efforts to cause Sasol-Lurgi Technology Company (Pty) Ltd to license such New Sasol/Lurgi Technology to KFx, resulting from the Business Development Arrangement, but limited to use in connection with the K-Fuel Process.

ARTICLE IV
COMPENSATION

        4.1   LSA Compensation. LSA will provide engineering and procurement services, and licenses to the Lurgi Technical Information to Project Entities for the development, construction and operation of Commercial Projects developed by KFx or LSA. LSA will also work to improve project design and equipment sourcing in such a manner as to improve project economics. LSA will receive compensation from such Project Entities for its contribution as follows:

          (a)   At cost, for equipment designed and proprietary to Sasol Lurgi Technology (Pty) Limited and LSA and provided by LSA for each Commercial Project;

          (b)   Engineering and Procurement services will be provided for all Commercial Projects at rates mutually agreed upon for each Commercial Project;

          (c)   A license fee of 5% of the Contract Value of equipment designed and/or proprietary to Sasol Lurgi Technology Company (Pty) Limited will be paid to LSA for each Commercial Project in which such equipment is used;

          (d)   An overhead contribution equal to 6% of the Contract Value to apply to those Commercial Projects in which LSA provides the equipment;

          (e)   A Process and Performance Guarantee Fee equal to 5% of the Contract Value for the first Commercial Project, and 10% of the Contract Value for all subsequent Commercial Projects. The Process and Performance Guarantee Fee will be subject to a sliding rule scale with respect to Product Throughput, to be negotiated for each individual Commercial Project.

The timing of payment for LSA Compensation will be set forth in the equipment and services contract for each Commercial Project. For the first project, the contract will cover at least two sets of equipment and services, and the minimum Contract Value will be deemed to be no less than One Million Five Hundred Thousand U.S. Dollars ("$1,500,000") for each set of equipment and services.

        4.2   KFx Compensation. KFx will receive compensation from Project Entities in the form of license fees and production royalties as negotiated with each Project Entity, based on its interest in K-Fuel, LLC. In addition, KFx will receive compensation for developing Commercial Projects, including arranging participants for financing, at such rates and levels as the participants in Commercial Projects developed by KFx or LSA agree. Such compensation will be in addition to income KFx derives from owning an interest in any Commercial Project.

ARTICLE V
TERM AND TERMINATION

        5.1.  Initial Term. The initial term of this Agreement is five (5) years from the Effective Date (the "Initial Term"). This Agreement may be extended annually thereafter by the mutual consent of the Parties.

        5.2.  Automatically Renewable. This Agreement is automatically renewable on an annual basis after the expiration of the Initial Term. After the Initial Term, either Party may cancel this Agreement by providing three (3) months written notice of termination to the other Party prior to an anniversary of this Agreement.

ARTICLE VI
CONFIDENTIALITY

        6.1   Confidentiality. The Parties agree that they will be bound by Confidentiality Agreement No. 216/02 SL dated and effective July 17, 2002 attached hereto as Exhibit 6.1, provided that the Confidentiality Agreement shall continue for the term of this Agreement, and for a period of five (5) years following termination of this Agreement pursuant to Section 5.2.

ARTICLE VII
REPRESENTATIONS & WARRANTIES

        7.1   KFX. KFX represents and warrants that:

          a.     Organization, Standing and Qualification. KFx is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, United States of America. KFx has all necessary power and authority to carry on its business as presently conducted, and to enter into and perform its obligations under the Agreement to which it is or is to be a party. KFx is duly qualified or licensed to do business in all other jurisdictions wherein the nature of its business and operations makes such qualification or licensing necessary and where the failure to be so qualified or licensed would impair its ability to perform its obligations under this Agreement or would result in a material liability to or would have a material adverse effect on its financial condition, business, operations or prospects;

          b.     Due Authorization, No Approvals, No Defaults, Etc. KFx has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, and each of the execution, delivery and performance by KFx of this Agreement has been duly authorized by all necessary action on the part of KFx, does not require any approval, except as has been heretofore obtained, of the officers, directors or shareholders of KFx, and does not contravene or constitute a default under the articles of incorporation or bylaws of KFx or, to the best knowledge of KFx, any provision of applicable law or any agreement, judgment, injunction, order, decree or other instrument binding upon KFx; and KFx is in compliance with all applicable laws and government approvals (i) which govern its ability to perform its obligations under this Agreement, or (ii) the noncompliance with which would have a material adverse effect on its ability to perform its obligations under this Agreement;

          c.     Governmental Approvals. Neither the execution and delivery by KFx of this Agreement, nor the consummation by KFx of any of the transactions contemplated hereby, requires, with respect to KFx, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any government authority, except such as are not yet required, and KFx has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect;

          d.     Enforceable Contract. KFx has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of KFx enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors', or lessors', rights generally and (ii) the application of general equitable principles may limit the availability of certain remedies;

          e.     Patents, Licenses and Franchises. Subject to the License, KFx owns or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits or rights with respect to the K-Fuel Process necessary to perform this Agreement and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others; and

          f.      Legal Proceedings. There is no action, suit or proceeding, at law or in equity, or official investigation before or by any government authority, arbitral tribunal or other body pending or, to the best knowledge of KFx, threatened against or affecting KFx or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on KFx's ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

        7.2   LSA. LSA represents and warrants that:

          a.     LSA Organization, Standing and Qualification. LSA is a company duly incorporated and validly existing in good standing under the laws of South Africa. LSA has all necessary power and authority to carry on its business as presently conducted and to enter into and perform its obligations under the Agreement to which it is or is to be a party.

          b.     Due Authorization, No Approvals, No Defaults, Etc. LSA has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, and each of the execution, delivery and performance by LSA of this Agreement has been duly authorized by all necessary action on the part of LSA, does not require any approval, except as has been heretofore obtained, of the officers, directors or shareholders of LSA, and does not contravene or constitute a default under its articles of organization or bylaws or, to the best knowledge of LSA, any provision of applicable law or any agreement, judgment, injunction, order, decree or other instrument binding upon LSA,; and LSA is in compliance with all applicable laws and government approvals (i) which govern its ability to perform its obligations under Agreement, or (ii) the noncompliance with which would have a material adverse effect on its ability to perform its obligations under this Agreement;

          c.     Governmental Approvals. Neither the execution and delivery by LSA of this Agreement, nor the consummation by LSA of any of the transactions contemplated hereby, requires, with respect to LSA, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any government authority, except such as are not yet required, and LSA has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect;

          d.     Enforceable Contract. LSA has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of LSA enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors', or lessors', rights generally and (ii) the application of general equitable principles may limit the availability of certain remedies;

          e.     LSA Patents, Licenses and Franchises. LSA owns or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits or rights with respect to the Lurgi Technical Information necessary to perform this Agreement and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others; and

          g.     Legal Proceedings. There is no action, suit or proceeding, at law or in equity, or official investigation before or by any government authority, arbitral tribunal or other body pending or, to the best knowledge of LSA, threatened against or affecting LSA or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on LSA's ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

        8.1   Survival of Representations, Warranties and Guarantees. All representations, warranties, guarantees, covenants and agreements of the Parties herein shall survive the execution and delivery of this Agreement, and shall terminate, if not earlier terminated pursuant to the express provisions of this Agreement, at the termination of this Agreement stated in Section 5.2. The provisions of Sections 3.2, 3.3, 3.4 and 6.1 shall survive the termination of this Agreement.

ARTICLE IX
DISPUTES

        9.1   Dispute Resolution. The Parties agree that they wish to each afford the other a reasonable opportunity to cure any breach under this Agreement. Accordingly, if a party has sent a notice of breach under this Agreement, then the parties will follow the procedures set forth herein to attempt to maximize the probability of successful resolution of the breach. Each party will meet with the other in a good faith effort to resolve all issues. If the issues have not been resolved within thirty (30) days of the notice of breach, at either party's request the parties shall submit the issues to non-binding mediation before a single mediator. The mediator shall be selected by mutual agreement of the parties and shall be a businessperson with skill and experience in the engineering, procurement and construction business. If the Parties cannot agree on a mediator within ten (10) days after the thirty (30) days, the London Court of International Arbitration shall select a mediator. The Parties shall equally bear the cost and expense of the mediation and the mediation shall be conducted in accordance with the procedures set forth by the mediator. The Parties shall attempt to resolve the issues in good faith. If mediation is not successful by the end of the ninety (90) day cure period either party may thereafter seek arbitration as provided in Article 9.2. Procedures of Mediation should be expeditious, cost effective and transparent.

        9.2   Arbitration. In the event of any dispute arising out of or relating to this Agreement, the Parties will attempt to reach an amicable settlement. Failing such settlement the dispute shall be referred to arbitration according to the rules then in effect of the London Court of International Arbitration. Such arbitration shall be held in London, United Kingdom, and conducted in the English language before one arbitrator appointed in accordance with the said rules. The arbitration will be governed by the substantive law chosen by the parties elsewhere in this agreement and any award will be final and not subject to an appeal. The agreement to arbitrate shall be enforceable in, and judgment upon any award may be entered in, any court of any county having appropriate jurisdiction. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect. These provisions shall not prevent either Party to approach any court or other judicial forum in any country having appropriate jurisdiction to obtain timely injunctive or other relief in cases of urgency. Where appropriate under normal business practice, the parties will endeavor to include a similar clause for the settlement of disputes in all agreements with suppliers, clients, etc. relating to all Commercial Projects.

ARTICLE X
MISCELLANEOUS

        10.1 Further Assurances. Each Party will use its best efforts to implement the provisions of this Agreement, and for such purpose each, at the request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such reasonable assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in reasonable form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement.

        10.2 Assignment. A Party shall not assign, sell or otherwise in any manner convey all or any part of its interest, rights or obligations under this Agreement without the express written consent of the other Party, except that KFx may, in its sole discretion, assign its interest, rights or obligations under this Agreement to K-Fuel, LLC without the consent of LSA. LSA may assign all or any part of its interests, rights and obligations to a majority owned South African entity (another LSA entity) with the approval of KFx, which approval will not be unreasonably withheld (on condition that such transfer does not negatively affect performance hereunder).

        10.3 No Waiver. No waiver of any of the terms and conditions of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such party's right in the future to insist on such strict performance.

        10.4 Severability. The invalidity or unenforceability, in whole or in part, of any portion or provision of this Agreement will not affect the validity and enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision.

        10.5 Binding on Successors, etc. This Agreement shall be binding on the parties hereto and on their respective successors in title, heirs and assigns.

        10.6 Governing Law. With respect to the Lurgi Technical Information, technology and equipment and what constitutes New Sasol/Lurgi Technology, this Agreement shall be governed by and interpreted in accordance with the laws of South Africa excluding any choice of law rules which may direct the application of the laws of any other jurisdiction. With respect to the K-Fuel Technology and what constitutes New K-Fuel Technology, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado excluding any choice of law rules, which may direct the application of the laws of any other jurisdiction. In the event the foregoing results in inconsistent or contradictory results, the matter shall be subject to the arbitration provision of this Agreement. All other matters shall be governed by and interpreted in accordance with the laws of the State of Colorado excluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

        10.7 Merger of Prior Agreements. This Agreement supersedes the prior "Heads of Business Agreement', entered into with effect from the 6th of August 2002.

        10.8 No Modifications. No modification of this Agreement by any officer, agent or employee of KFx or LSA, either before or after execution of this Agreement, shall be of any force or effect unless such modification is in writing and is signed by the party to be bound thereby.

        10.9 Headings for Convenience Only. The headings of the various sections contained herein are not part of this Agreement and are included solely for convenience of the parties.

        10.10   Counterpart Execution. This Agreement may be executed by the parties hereto in any number of counterparts (and by each of the parties hereto on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        10.11   Third Party Beneficiaries. This Agreement and each and every provision thereof are for the exclusive benefit of the parties hereto and not for the benefit of any third party.

        10.12   Time. Time is of the essence for each and every provision of this Agreement.

        10.13   Gender. Feminine or neuter pronouns shall be substituted for those of masculine form or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places in which the context may require such substitution or substitutions.

        10.14   Notice. All notices or demand of any kind that the Parties may be required or may desire to serve under the terms of this Agreement may be served on the other Party by delivering a copy of the demand or notice, by mailing a copy thereof by registered or certified mail, postage prepaid, or by a courier service doing business in both the United States and South Africa, delivery prepaid, and addressed to the other Party:

        K-Fuel, LLC,
        3300 East First Avenue, Suite 290
        Denver, Colorado 80206
        United States of America

        Lurgi South Africa (Pty) Limited,
        2 Winchester Road,
        Parktown, Johannesburg
        South Africa

Service shall be deemed complete at the time of personal service, the leaving of the notice as stated above, within twenty-one (21) business days after mailing of the notice or upon the date of delivery to the recipient by the courier service. The address for service set forth above may be changed by notice given under this section.

        THIS AGREEMENT is made and entered into as of the date set forth on the first page hereof.

LURGI SOUTH AFRICA (Pty) LIMITED
	By:	/s/ KAREL VLOK Managing Director
ATTESTED:
/s/ ILLEGIBLE Company Secretary
KFX INC.
	By:	/s/ THEODORE VENNERS Chairman & CEO
ATTESTED:
/s/ RUDY SWENSON Secretary

List of Exhibits:

        Exhibit 6.1: Confidentiality Agreement

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BUSINESS DEVELOPMENT AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT